Exhibit 99.1

Snail, Inc. Reports Second Quarter 2025 Financial Results

CULVER CITY, Calif., August 19, 2025 (GLOBE NEWSWIRE) – Snail, Inc. (Nasdaq: SNAL) (“Snail Games” or the “Company”), a leading global independent developer and publisher of interactive digital entertainment, today announced financial results for its second quarter ended June 30, 2025.

Second Quarter 2025 and Recent Operational Highlights

ARK Franchise Updates:

●	ARK: Survival Evolved (“ASE”):

○	Units sold were approximately 1,196,583 for the second quarter 2025
○	During the second quarter 2025, average daily active users (“DAU”) was 156,947 and peak DAU was 258,708
○	Launched pre-order for ARK: Lost Colony
○	Celebrated 10-year anniversary of ASE

●	ARK: Survival Ascended (“ASA”):

○	Units sold were approximately 807,065 for the second quarter 2025
○	8 million ASA downloads via the PlayStation Plus subscription program during May 2025
○	During the second quarter 2025, average DAU was 84,585 and peak DAU was 163,455
○	Launched seasonal Eggcellent Adventure and Anniversary event
○	Launched first major ARK: Astraeos update
○	Launched ARK: Ragnarok Ascended

●	ARK: Ultimate Mobile Edition (“ARK Mobile”):

○	Surpassed 6.9 million downloads as of June 30, 2025
○	In the three months ended June 30, 2025, average DAUs totaled 104,135
○	Launched Extinction map and Genesis Part 1

Game Portfolio Updates:

●	Celebrated Bellwright’s one-year Early Access anniversary and introduced significant new content and player-requested features
●	Announced the acquisition of publishing rights for Whispers of West Grove and Rebel Engine
●	Launched The Cecil: The Journey Begins, Chasmal Fear, Castle of Secrets, Robots of Midnight, and Zombie Rollerz: The Last Ship
●	Company subsidiary Interactive Films LLC (“Interactive Films”) announced the development of The Fame Game: Welcome to Hollywood

Business Updates:

●	Announced its intention to explore pursuing a strategic digital asset initiative that includes the development and introduction of its own proprietary stablecoin

○	Retained external consultant Dr. George Cao, the founder and CEO of AscendEX, a full-stack cryptocurrency financial platform

○	Retained seasoned legal advisors including a nationally recognized law firm ranked by Chambers FinTech Legal USA as a leading firm serving cryptocurrency and blockchain clients
○	Established Snail Coins LLC, a new wholly owned subsidiary that will serve as the dedicated entity responsible for the issuance, management, and operations of its proprietary USD-backed stablecoin project and other broader digital asset management initiatives
○	Announced an At The Market Offering Agreement to initiate capital formation for the reserve asset backing its stablecoin project

●	Launched annual Steam Publisher Sale Event, driving sales momentum during the month of June
●	Interactive Films signed a Memorandum of Understanding (“MoU”) with Mega Matrix Inc. (“MPU”) for the joint development, production, and global distribution of short dramas

Management Commentary

Company co-Chief Executive Officer Hai Shi commented: “The second quarter marked a pivotal and transformative period for Snail, highlighted by our official announcement to develop and launch our own proprietary stablecoin. This strategic initiative represents a significant evolution in our business model, aligning with both our long-term vision and broader momentum in digital financial innovation. Our decision to enter the stablecoin space was both timely and intentional, catalyzed by the recent passage of the GENIUS Act. This legislation has begun to establish a formal regulatory foundation for stablecoins, offering a clearer framework that supports innovation while fostering trust and transparency, creating an ideal environment to develop a fully compliant digital asset. Beyond its role in the broader financial ecosystem, we envision our stablecoin unlocking a wide range of external use cases - delivering secure, compliant, and scalable solutions that address key gaps in today’s digital asset payment landscape. Importantly, we see strong potential to integrate stablecoin functionality within our core gaming business, offering long-term opportunities to enhance game economies and facilitate seamless transactions.

“To that end, we’ve taken deliberate steps to set this initiative up for success, beginning with the retainment of strategic consultant partners and legal advisors. We are actively building the technological infrastructure and compliance architecture required to support a robust, scalable, and secure stablecoin ecosystem. We also recently entered into an at-the-market offering agreement, marking the beginning of our capital formation strategy to build the reserve backing needed for our stablecoin initiative. We remain committed to providing consistent market updates to foster transparent communications with our shareholders as we work toward the successful long-term launch of our stablecoin.”

Company co-Chief Executive Officer Tony Tian commented: “Beyond our stablecoin initiative, our core gaming business continues to demonstrate strong momentum, with notable performance in the month of June driven by our annual Steam Publisher Sale event. This event drove significant engagement across our game portfolio, especially within the ARK franchise, which remains a key pillar of our content ecosystem. June also marked the 10-year anniversary of the ARK franchise, an achievement that could not be accomplished without the support of the ARK community. Tied to the anniversary, there were many new content drops and updates to celebrate this milestone, further driving engagement. We remain committed to delivering consistent value through regular content updates and expansions for ARK, while also strategically pursuing opportunities to develop, acquire, and launch titles within our indie portfolio. Looking ahead to the remainder of the year, our teams are focused on preparing for the launch of ARK: Lost Colony, while simultaneously advancing a slate of indie titles currently in the pipeline. These efforts underscore our dedication to growing across all facets of our business and continuing to serve our global player base with compelling and original content.”

Second Quarter 2025 Financial Highlights

Net revenues for the three months ended June 30, 2025, increased to $22.2 million compared to $21.6 million in the same period last year. The increase was primarily due to an increase in total ARK sales of $3.3 million, $3.0 million recognized for the inclusion of ARK: Survival Ascended in a platform subscription program in 2025, an increase in sales of the ARK Mobile of $0.6 million that was driven by the release of ARK: Ultimate Mobile Edition, and an increase in revenues related to other games of $0.3 million due to the release of various games, partially offset by the increase in deferred revenues of $3.7 million and a decrease in revenues related to Bellwright of $3.0 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024.

Net loss for the three months ended June 30, 2025, was $(16.6) million compared to net income of $2.3 million in the same period last year, primarily due to increases in the cost of revenues and operating expenses – a result of the Company’s increased headcount, research and development, and marketing expenses and the recognition of a valuation allowance against the Company’s deferred tax assets of $12.9 million during the quarter ended June 30, 2025.

Bookings for the three months ended June 30, 2025, increased 18.5% to $27.1 million compared to $22.9 million in the same period last year. The increase was primarily driven by various sales promotions in 2025 that did not occur in 2024, specifically around ARK: Survival Evolved and the release of ARK: Lost Colony to presale in 2025.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended June 30, 2025, was $(2.4) million compared to $3.1 million in the same period last year. The decrease was primarily due to an increase in net loss of $18.9 million, partially offset by an increase in interest income and interest income – related parties of $0.1 million, and an increase in the income tax provision of $13.3 million.

As of June 30, 2025, unrestricted cash was $7.9 million compared to $7.3 million as of December 31, 2024.

Six Months 2025 Financial Highlights

Net revenues for the six months ended June 30, 2025, increased 18.4% to $42.3 million compared to $35.7 million in the same period last year. The increase was primarily due to an increase in total ARK sales of $6.1 million, $3.0 million in revenues for the inclusion of ARK: Survival Ascended in a platform subscription program and an increase in sales of the ARK Mobile of $1.9 million that was driven by the release of ARK: Ultimate Mobile Edition, partially offset by the decrease in revenue specific to Bellwright of $2.2 million, a non-reoccurring Angela Games settlement of $1.2 million occurring in 2024, the related decrease in Angela Games revenues of $0.7 million, and the increase in deferred revenue of $0.3 million during the six months ended June 30, 2025 compared to June 30, 2024.

Net loss for the six months ended June 30, 2025, was $(18.5) million compared to $0.5 million in the same period last year, primarily due to increases in the cost of revenues and operating expenses – a result of the Company’s increased headcount, research and development, and marketing expenses, and an increase in income tax provision of $12.3 million, a result of the valuation allowance recognized against the Company’s deferred tax assets during the six months ended June 30, 2025.

Bookings for the six months ended June 30, 2025, increased 16.3% to $49.4 million compared to $42.4 million in the same period last year. The increase was primarily driven by the releases of ARK: Survival Ascended DLC Astraeos in the first quarter of 2025, sales promotions that were the first of their kind on ARK: Survival Evolved in 2025, and the release of ARK: Lost Colony to presale in 2025.

EBITDA for the six months ended June 30, 2025, was $(5.8) million compared to $1.2 million in the same period last year. The decrease was primarily due to an increase in net loss of $19.0 million, a decrease in interest expense of $0.3 million, partially offset by an increase in the provision for income taxes of $12.3 million.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Total net revenue	$22.2	$21.6	$42.3	$35.7
Change in deferred net revenue	4.9	1.3	7.1	6.7
Bookings	$27.1	$22.9	$49.4	$42.4

We define EBITDA as net loss before (i) interest expense, (ii) interest income, (iii) benefit from income taxes and (iv) depreciation expense. The following table provides a reconciliation from net loss to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)		(in millions)
Net loss	$(16.6)	$2.3	$(18.5)	$0.5
Interest income and interest income – related parties	-	(0.1)	(0.1)	(0.2)
Interest expense and interest expense – related parties	0.2	0.2	0.3	0.6
Income tax provision	13.9	0.6	12.4	0.1
Depreciation and amortization expense	0.1	0.1	0.1	0.2
EBITDA	$(2.4)	$3.1	$(5.8)	$1.2

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the second quarter 2025 financial results. Participants may access the live webcast and replay via the link here or on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; actions in various countries, particularly in China and the United States, have created uncertainty with respect to tariff impacts on the costs of our merchandise and costs of development; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail, Inc. (Nasdaq: SNAL) is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs, and mobile devices. For more information, please visit: https://snail.com/.

Investor Contact:

John Yi and Steven Shinmachi

Gateway Group, Inc.

949-574-3860

SNAL@gateway-grp.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024

(Unaudited)

	June 30, 2025	December 31, 2024

ASSETS

Current Assets:
Cash and cash equivalents	$7,905,426	$7,303,944
Accounts receivable, net of allowance for credit losses of $523,500 as of June 30, 2025 and December 31, 2024	17,675,727	9,814,822
Accounts receivable – related party	—	2,336,274
Loan and interest receivable – related party	106,751	105,759
Prepaid expenses – related party	5,658,551	2,521,291
Prepaid expenses and other current assets	1,308,225	1,846,024
Prepaid taxes	6,156,775	7,318,424
Total current assets	38,811,455	31,246,538

Restricted cash and cash equivalents	935,000	935,000
Accounts receivable – related party, net of current portion	—	1,500,592
Prepaid expenses – related party, net of current portion	7,970,000	9,378,594
Property and equipment, net	4,242,686	4,378,352
Intangible assets, net	3,514,699	973,914
Deferred income taxes	2,486	10,817,112
Other noncurrent assets, net	1,804,181	1,683,932
Operating lease right-of-use assets, net	676,918	1,279,330
Total assets	$57,957,425	$62,193,364

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,480,133	$4,656,367
Accounts payable – related parties	16,134,033	15,383,171
Accrued expenses and other liabilities	5,168,792	4,499,280
Interest payable – related parties	527,770	527,770
Revolving loan	3,000,000	3,000,000
Convertible notes at fair value	2,415,050	—
Current portion of long-term promissory note	6,179,531	2,722,548
Current portion of deferred revenue	16,601,595	3,947,559
Current portion of operating lease liabilities	653,936	1,444,385
Total current liabilities	55,160,840	36,181,080

Accrued expenses	265,251	265,251
Deferred revenue, net of current portion	15,940,898	21,519,888
Operating lease liabilities, net of current portion	82,100	57,983
Total liabilities	71,449,089	58,024,202

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 10,019,797 shares issued and 8,669,522 shares outstanding as of June 30, 2025, and 9,626,070 shares issued and 8,275,795 shares outstanding as of December 31, 2024	1,001	962
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of June 30, 2025 and December 31, 2024	2,875	2,875

Additional paid-in capital	26,501,044	25,738,082
Accumulated other comprehensive loss	(193,615)	(279,457)
Accumulated deficit	(30,625,816)	(12,117,385)
Treasury stock at cost (1,350,275 shares as of June 30, 2025 and December 31, 2024)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity (deficit)	(7,986,317)	9,673,271
Noncontrolling interests	(5,505,347)	(5,504,109)
Total stockholders’ equity (deficit)	(13,491,664)	4,169,162
Total liabilities, noncontrolling interests and stockholders’ equity	$57,957,425	$62,193,364

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenues, net	$22,185,750	$21,606,650	$42,296,622	$35,722,379
Cost of revenues	15,231,005	13,504,174	29,494,350	25,545,872

Gross profit	6,954,745	8,102,476	12,802,272	10,176,507

Operating expenses:
General and administrative	3,475,089	2,795,884	8,439,440	5,077,924
Research and development	3,293,409	1,860,881	6,903,154	3,637,403
Advertising and marketing	1,520,201	694,195	2,826,567	835,225
Depreciation and amortization	67,761	80,554	135,665	162,892
Impairment of film assets	415,719	—	415,719	—
Total operating expenses	8,772,179	5,431,514	18,720,545	9,713,444

Income (loss) from operations	(1,817,434)	2,670,962	(5,918,273)	463,063

Other income (expense):
Interest income	31,972	64,790	61,878	164,552
Interest income - related parties	499	498	992	997
Interest expense	(169,286)	(142,301)	(250,115)	(538,265)
Other (loss) income	(707,968)	244,527	61,794	471,593
Foreign currency transaction gain (loss)	(31,891)	5,652	(68,179)	23,780
Total other income (expense), net	(876,674)	173,166	(193,630)	122,657

Income (loss) before provision for income taxes	(2,694,108)	2,844,128	(6,111,903)	585,720

Provision for income taxes	13,868,598	589,512	12,397,768	111,562

Net income (loss)	(16,562,706)	2,254,616	(18,509,671)	474,158

Net loss attributable to non-controlling interests	(282)	(1,535)	(1,238)	(2,664)

Net income (loss) attributable to Snail, Inc.	(16,562,424)	2,256,151	(18,508,433)	476,822

Comprehensive income (loss) statement:

Net income (loss)	(16,562,706)	2,254,616	(18,509,671)	474,158

Other comprehensive income (loss) related to foreign currency translation adjustments, net of tax	30,587	(9,293)	63,820	(28,590)
Other comprehensive income (loss) related to credit adjustments, net of tax	—	—	22,023	—

Total comprehensive income (loss)	$(16,532,119)	$2,245,323	$(18,423,828)	$445,568

Net income (loss) attributable to Class A common stockholders:
Basic	$(3,775,300)	$489,379	$(4,210,496)	$103,656
Diluted	$(3,775,300)	$463,249	$(4,216,414)	$79,116

Net income (loss) attributable to Class B common stockholders:

Basic	$(12,787,124)	$1,766,772	$(14,297,937)	$373,166
Diluted	$(12,787,124)	$1,673,031	$(14,318,033)	$284,821

Income (loss) per share attributable to Class A and B common stockholders:
Basic	$(0.44)	$0.06	$(0.50)	$0.01
Diluted	$(0.44)	$0.06	$(0.50)	$0.01

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	8,487,796	8,013,634	8,465,962	7,985,631
Diluted	8,487,796	8,196,329	8,467,535	8,225,025

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:

Basic	28,748,580	28,748,580	28,748,580	28,748,580
Diluted	28,748,580	28,748,580	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2025 and 2024

(Unaudited)

	2025	2024

Cash flows from operating activities:
Net income (loss)	$(18,509,671)	$474,158
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization - intangible assets, net	79,424	401
Amortization – film assets	645,069	—
Amortization - loan origination fees and debt discounts	(19,504)	57,632
Accretion – convertible notes	—	222,628
Loss on change in fair value of convertible notes	82,180	—
Gain on change in fair value of warrant liabilities	(91,383)	—
Depreciation - property and equipment	135,667	162,892
Impairment of film assets	415,719	—
Gain on remeasurement of previously held equity interest	(7,857)	—
Stock-based compensation expense (income)	280,888	(911,893)
Deferred taxes, net	10,808,885	60,233

Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	(7,825,905)	16,922,490
Accounts receivable - related party	3,836,866	309,694
Prepaid expenses - related party	(1,728,666)	(1,532,672)
Prepaid expenses and other current assets	537,799	(650,682)
Prepaid taxes	1,161,649	(110,414)
Other noncurrent assets	(1,064,165)	—
Accounts payable	(110,912)	(6,818,781)
Accounts payable - related parties	1,040,862	(6,352,078)
Accrued expenses and other liabilities	1,009,796	(720,197)
Loan and interest receivable - related party	(992)	(997)
Lease liabilities	(163,920)	(129,642)
Deferred revenue	7,075,046	6,000,976
Net cash (used in) provided by operating activities	(2,413,125)	6,983,748

Cash flows from investing activities:
Acquisition of software	(290,000)	—
Acquisition of software licenses	(2,008,690)	—
Investments in software	(718,236)	—
Net cash paid for acquisition of Matrioshka	(9,719)	—
Net cash used in investing activities	(3,026,645)	—

Cash flows from financing activities:
Repayments on promissory note	—	(40,883)
Repayments on notes payable	—	(2,333,333)
Repayments on convertible notes	(638,753)	(1,020,000)
Repayments on revolving loan	(43,018)	(3,000,000)
Borrowings on term loan	3,500,000	—
Cash proceeds from exercise of warrants	159,000	—
Proceeds from issuance of convertible notes	3,000,000	—
Payments of capitalized offering costs	-	(262,914)
Net cash provided by (used in) financing activities	5,977,229	(6,657,130)

Effect of foreign currency translation on cash and cash equivalents	64,023	(28,344)

Net increase in cash and cash equivalents, and restricted cash and cash equivalents	601,482	298,274

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of the period	8,238,944	16,314,319

Cash and cash equivalents, and restricted cash and cash equivalents – end of the period	$8,840,426	$16,612,593

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$230,318	$305,825
Income taxes	$612,007	$161,671
Noncash transactions during the period for:
Debt converted to equity	$-	$(60,000)
Right-of-use assets obtained in exchange for lease liability	$(55,267)	$—
Liabilities converted to equity upon exercise of warrants	$323,113	$—
Acquisition of film licenses in accounts payable	$86,069	$—
Acquisition of software and software licenses in accounts payable and accrued expenses	$313,282	$—
Change in fair value of notes recorded in accumulated other comprehensive income	$22,023	$—
Net assets acquired in a business combination	$5,461	$—